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                                                                   EXHIBIT 10(b)
















                   PERRIGO COMPANY EMPLOYEE STOCK OPTION PLAN


                         AS ADOPTED ON AUGUST 24, 1988
       AS AMENDED AND RESTATED AS OF AUGUST 15, 1995 AND AUGUST 28, 1997
        AS AMENDED APRIL 14, 1999, AUGUST 25, 2000, AND AUGUST 21, 2002





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                   PERRIGO COMPANY EMPLOYEE STOCK OPTION PLAN


1.       Name and Purpose.

         This plan shall be known as the Perrigo Company Employee Stock Option Plan (hereinafter called the "Plan"). The Plan is intended as an qualified to certain officers and key employees (hereinafter called "Participant" or "Participants") of Perrigo Company (hereinafter called the "Company") and its Subsidiaries to remain in the employ of the Company and its Subsidiaries, as the case may be, and to encourage stock ownership by the Participants in the Company, in order that they may acquire a proprietary interest in the business of the Company. Stock options granted under the Plan may be of two types, qualified stock options and non-qualified stock options. It is intended that qualified stock options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986 as now in effect or as later amended (the "Code") and shall be subject to the tax treatment described in Section 421 of the Code. As used herein and in any option granted hereunder, "Subsidiary" or "Subsidiaries" shall mean the same as those terms are defined in Section 425(f) of the Code.

2.       Stock.

         All stock subject to options under the Plan shall be authorized but unissued or reacquired common stock, without par value, of the Company (hereinafter called "Common Stock"). The aggregate number of shares of Common Stock which may be issued to all Participants under options granted under this Plan shall not exceed 15,000,000 shares.* In the event that any outstanding option under the Plan expires for any reason, including failure to satisfy any vesting requirement imposed pursuant to Section 7 of the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected by the Company to an option under the Plan.

3.       Administration.

         The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee") to whom administration of the Plan has been duly delegated. The Committee shall consist of three or more directors of the Company. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), each member of the Committee shall qualify as a "non-employee director," as defined therein. To the extent required to comply with Code Section 162(m) and the related regulations, each member of the Committee shall qualify as an "outside director," as defined therein.

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*    Adjusted for the three and one-half-for-one common stock split, effective
     November, 1991 and the two-for-one common stock split, effective August, 1993. Amended August, 1991, November, 1991, August, 1995, August, 1997, and August, 2000 to increase the shares of Common Stock which may be issued under the Plan.


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         The Committee in its discretion shall determine whether and to what extent options granted under the Plan shall be designated as qualified stock options or non-qualified stock options, provided, however, that all options that fail to meet the incentive stock option requirements of Section 422(A) of the code shall automatically be designated as non-qualified stock options. With respect to the granting of options pursuant to this Plan, the Committee shall hold meetings at such times and places as it may determine, and all action with respect to this Plan shall be taken by a majority of its members. The management of the Company shall, if requested by the Committee, make recommendations to the Committee with respect to the Participants whom the management believes should be granted options and the amount of Common Stock to be subject to the options granted to each under the Plan, but the Committee shall have the full right and responsibility to determine from time to time which officers and employees of the Company and its Subsidiaries shall be granted options under the Plan, the time or times at which options shall be granted, the number of shares of Common Stock to be covered by each option and the terms and conditions of each option granted. In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant.

         The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final. No member of the Committee or officer of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. All actions taken by the Committee with respect to any option granted pursuant to the Plan shall be conclusively binding on the Company and the Participant.

4.       Eligibility.

         The Participants eligible to receive options shall be such key employees, including officers, of the Company and its Subsidiaries as the Committee may select from time to time. No non-employee director of the Company may participate under the Plan. An employee who has been granted an option or options at any time may be granted an additional option or options at a later time or times if the Committee shall so determine.

5.       Option Price.

         Each option shall state the option price, which shall not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock of the Company on the date of the granting of the option; provided, however, the option price for any qualified stock option granted to a Participant who then owns (or is deemed to own under the applicable provisions of the Code and rules and regulations promulgated thereunder) stock of the Company or its Subsidiaries possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary shall not be less than one hundred and ten percent (110%) of the fair market value of the shares of Common Stock of the Company on the date of granting of the option. For purposes of the Plan, "fair market value" shall be the average of the highest price and the lowest price at which the Common Stock is traded on the date of



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determination, or on the most recent date on which the Common Stock is traded prior to that date, as reported on the NASDAQ National Market. Subject to the foregoing, the Committee shall have full authority and discretion in fixing the option price, and shall be fully protected in so doing.

6.       General Limitation on Incentive Stock Options.

         The aggregate fair market value (determined as of the date on which the option is granted) of stock with respect to which options designated as qualified stock options, together with qualified stock options under any other plan of the Company (and any parent or subsidiary corporation within the meaning of Sections 424(e) and (f) of the Code), are exercisable for the first time by any employee in any calendar year shall not exceed $100,000. In addition, no option designated as a qualified stock option may be granted under the Plan if such grant, together with any other applicable grant of qualified stock options under the Plan or under any other plan of the Company (and any parent corporation within the meaning of Section 425(e) of the Code or any subsidiary), would exceed any other applicable maximum established under Section 422 of the Code for incentive stock options. If an option granted under the Plan which is designated as a qualified stock option exceeds such limitations, such option, to the extent of such excess, shall be a separate non-qualified option.

7.       Terms and Conditions of Options.

         All options granted pursuant to the Plan shall be authorized by the Committee and shall be issued in the form approved by the Committee from time to time; provided, however, that any such options granted shall be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. Each option shall state the number of shares of Common Stock to which it pertains and the option price per share.

         (b) Continued Employment. Each Participant shall agree to remain in the employment of and to render to the Company or its Subsidiary, as the case may be, his or her services for such time period as may be determined by the Committee at the time of granting the option, and such option shall not vest or be exercisable during said time period; provided, however, that the Committee may, at its discretion, provide for no vesting or may provide for staggered vesting, in which event the option for those shares of Common Stock for which the required staggered vesting period has been met shall vest and may thereafter be exercised even though the option as to other shares of stock in the same grant or any subsequent grant has not then vested.

         (c) Term, Vesting and Exercise of Options. Each option shall vest and may only be exercised, if at all, between the original exercise date and the expiration date determined pursuant to the provisions of this Plan or, as otherwise may be determined from time to time by the Committee, provided that no option shall have a term of more than ten years, and provided further that if an optionee owns (or is deemed to own under applicable provisions of the Code and the rules and regulations promulgated thereunder) stock of the Company or its Subsidiaries



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possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, and an option granted to such optionee is intended to qualify as a qualified stock option, the term of such option shall be no more than five years. Wherever in this Section 7 reference is made to the "respective terms of the options," such reference shall mean the term determined pursuant to this Section 7(c).

         Each qualified option intended to qualify as an incentive stock option under Section 422A of the code must be exercised, if at all, while the Employee is employed by the company or within three months following the Participants termination of employment for any reason; provided, however that in the case of death or permanent disability, such exercise period shall be extended to twelve months from the date of such event and provided, further that any qualified options granted under this Plan shall automatically convert to a nonqualified option following the expiration of such three month or twelve month period if, pursuant to the terms of this Plan or pursuant to action taken by the Committee, the Participant is permitted to exercise such option after the applicable time period.

         (d) Nontransferability of Options. During the lifetime of the Participant, his or her qualified stock option shall be exercisable only by him or her while he or she is employed by the Company or its Subsidiary or within the time period specified in subsection (f), (g), (h) or (j) below, as the case may be, and shall not be assignable or transferable by him or her and no other person shall acquire any rights therein. On the death of the Participant, his or her qualified stock option may only be transferred or assigned by his or her will or by the laws of descent and distribution and, in such event, may only be exercised within the time period and in the manner specified in subsection (f) or (k) below.

         Non-qualified stock options may be transferred by a Participant during his or her lifetime to a trust, partnership or other entity established for the benefit of Participant and his or her immediate family which, for purposes of this Plan shall mean those persons who, at the time of such transfer, would be entitled to inherit part or all of the estate of the Participant under the laws of intestate succession then in effect in the state in which the Participant resides if the Participant had died on such transfer date without a will. Except as above provided, non-qualified stock options shall only be exercisable by the Participant during his or her lifetime at the times and in the manner provided in the Plan.

         (e) Vesting on Change of Control. Notwithstanding the vesting period specified in any option granted under the Plan, each such option shall immediately vest in full on the date on which (i) any Person (as that term is defined in Section 2(2) of the Securities Act of 1933 and Section 13(d)(3) of the Exchange Act, as hereafter amended from time to time) acquires or otherwise becomes the owner of voting stock of the Company, which, together with all other voting stock of the Company then owned or controlled by such Person, represents fifty percent (50%) or more of the then issued and outstanding voting stock of the Company or (ii) the composition of the Board of Directors of the Company is changed such that a majority of the members of the Board of Directors is comprised of individuals who are neither incumbent members nor nominated or appointed by a majority of such incumbent members or their nominees, and each such vested option may thereafter be exercised, in whole or in part, at any



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time prior to the expiration of the respective terms of the options.
Notwithstanding the preceding, the acceleration of vesting under this subsection
(e) for former employees of the Company shall only extend to those options which would otherwise have vested during any extended vesting period granted to such employee at the time of his or her termination of employment.

         (f) Termination of Employment by Death or Disability. If the Participant's employment with the Company or its Subsidiary is terminated by death or disability (as defined in the Company's long-term disability insurance plan under which such Participant is then covered), all of his or her options shall immediately vest in full and may thereafter be exercised in whole or in part by the duly appointed fiduciary of the deceased Participant's estate or the person or persons to whom such option is transferred by his or her will or by the laws of descent and distribution of the state in which Participant resided at the time of his or her death (the "Beneficiary"), or, in the case of disability by the disabled Participant or the conservator of his or her estate, at any time prior to the expiration of the respective terms of the options.

         (g) Termination of Employment by Retirement. If the Participant's employment with the Company or its Subsidiary is terminated by his or her retirement (i) pursuant to a voluntary early retirement program approved by the Board of Directors of the Company or the Committee, (ii) after attaining age 65,
(iii) after attaining age 60 with ten or more years of service with the Company or its Subsidiary, or (iv) as otherwise determined by the Board of Directors of the Company or the Committee in accordance with the Company's then existing policies and programs, all of his or her options shall immediately vest in full and may thereafter be exercised in whole or in part by the Participant at any time prior to expiration of the respective terms of the options.

         (h) Involuntary Termination of Employment for Economic Reasons. If the Participant's employment with the Company or its Subsidiary is terminated involuntarily for economic reasons (including, without limitation, restructurings, dispositions and layoffs) as determined by the Board of Directors of the Company or the Committee, the Participant may thereafter exercise his or her options, in whole or in part, at any time not later than the earlier of (i) 24 months following termination of employment or (ii) the expiration of the respective terms of the options. Vesting of options not fully vested at employment termination shall not be accelerated, but the options shall continue to vest during the post-termination exercise period according to the vesting schedule in effect prior to employment termination as if the Participant had remained employed by the Company or its Subsidiary during the post-termination exercise period. Any options that do not vest during the post-termination exercise period will be forfeited at the end of such period.

         (i) Termination of Employment for Cause. If the Participant's employment with the Company or its Subsidiary is terminated for cause, the Participant's right to exercise his or her options shall terminate at the time such notice of termination of employment is given by the Company or its Subsidiary to the Participant. For purposes of this provision, a termination for cause shall include any of the following reasons:

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                  (1)      The commission of an act which, if proven in a court
                           of law, would constitute a felony violation under applicable criminal laws;

                  (2) A breach of any material duty or obligation imposed upon the Participant by the Company or its Subsidiary;

                  (3) Divulging the Company's or its Subsidiary's confidential information, or breaching or causing the breach of any confidentiality agreement to which the Participant or the Company or its Subsidiary is a party;

                  (4) Engaging or assisting others to engage in business in competition with the Company or its Subsidiary;

                  (5) Refusal to follow a lawful order of the Participant's superior or other conduct which the Board of Directors of the Company or the Committee determines to represent insubordination on the part of the Participant; or

                  (6) Other conduct by the Participant which the Board of Directors of the Company or the Committee, in its discretion, deems to be sufficiently injurious to the interests of the Company or its Subsidiary.

         (j) Other Terminations of Employment. With respect to any termination of employment not covered by Sections 7(f), 7(g), 7(h) or 7(i), the Participant shall have the right to exercise his or her options not later than the earlier of (i) three months following termination of employment with the Company or its Subsidiary or (ii) the expiration of the respective terms of the options, but only to the extent that the Participant's right to exercise the options has vested prior to such termination.

         (k) Death Following Termination of Employment. If a Participant dies following retirement and while his or her options remain exercisable pursuant to
Section 7(g), the duly appointed fiduciary of the deceased Participant's estate or his or her Beneficiary may exercise the options at any time prior to the expiration of the respective terms of the options. If a Participant dies following termination of employment and while his or her options remain exercisable pursuant to Section 7(h), the duly appointed fiduciary of the deceased Participant's estate or his or her Beneficiary may exercise the options (to the extent such options were vested and exercisable prior to death), at any time prior to the later of 24 months after the Participant's termination of employment or 12 months after the date of death, but in no event later than the expiration of the respective terms of the options. If a Participant dies following termination of employment and while his or her options remain exercisable pursuant to Section 7(j), the duly appointed fiduciary of the deceased Participant's estate or his or her Beneficiary may exercise the options (to the extent such options were vested and exercisable prior to death), at any time prior to the earlier of (i) 12 months after the date of death or (ii) the expiration of the respective terms of the options.

         (l) Lapse of Option. If the Participant's employment with the Company or its Subsidiary is terminated for any reason prior to the earliest date on which the Participant's option



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may be exercised pursuant to its terms, and if such option does not become exercisable on the Participant's termination date pursuant to this Section 7, then the option shall lapse effective as of the Participant's termination of employment.

         (m) Committee Discretion as to Non-Qualified Options. Notwithstanding the foregoing provisions of this Section 7, the Committee, in its discretion, may alter the terms and conditions respecting the time that an optionee has to exercise any non-qualified option and may extend the time that an optionee has to exercise any outstanding non-qualified option.

         (n) Covered Employee Limitation. Options for more than 100,000 shares of Common Stock may not be granted in any calendar year to any Participant who is or is expected to be a "covered employee" within the meaning of Code Section 162(m) and the related regulations for the year in which such options are taxable to such Participant.

8.       Other Option Provisions.

         Any option granted under the Plan may contain such provisions, including, without limitation, restrictions upon the exercise of the option and subsequent transfer of the underlying stock, as the Committee shall deem advisable, provided that, with respect to a qualified stock option, any such limitations or restrictions do not violate the provisions of Section 422 of the Code, or of any regulations promulgated thereunder.

9.       Term of Plan.

         Options must be granted pursuant to the Plan, if at all, within a period of ten (10) years from August 25, 2000, which is the date the original term of the Plan was extended; provided that the Committee may revise or discontinue the Plan at any time in accordance with Section 14.

10.      Exercise of Option and Payment of Option Price.

         Subject to Sections 6 and 7 above, each option granted under the Plan may be exercised in whole or in part, over the term of the option, by delivery to the President, Secretary, Assistant Secretary or chief financial officer of the Company, or their designee, of a duly executed notice of exercise in the form provided by the Company. The exercise price of an option shall be paid in full at the time of exercise either in cash, or through the surrender of previously-acquired shares of Common Stock that have been held by the Participant for at least six months and that have a value equal to the exercise price of the option, or by a combination of the foregoing. The Company may withhold, or allow the Participant to remit to the Company, any Federal, state or local taxes applicable to any exercise or other event giving rise to income tax liability with respect to an option. In order to satisfy all or a portion of such income tax liability, the Participant may elect to surrender previously-acquired shares of Common Stock or to have the Company withhold shares of Common Stock that would otherwise have been issued pursuant to the exercise of the option; provided that any withheld shares, or any surrendered shares previously acquired from the Company and held by the Participant for less than six months, may only be used to satisfy the minimum tax withholding required by law.

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11.      Adjustment Provisions.

         In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalization, combination of shares, exchange of shares, mergers, consolidations, separations, reorganizations, liquidations, or otherwise, the number and class of shares available for options under the Plan and the shares subject to any outstanding options and the option price thereof shall be equitably adjusted by the Committee.

12.      Mergers or Consolidations.

         In the event of the merger or consolidation of the Company into or with another corporation in which the Company ceases to exist, the option shall be transferred into options of the surviving corporation to purchase the same comparable number of shares of the surviving corporation and on the same terms and conditions as provided for and contained in the options granted under the Plan, and the Company shall require, as a condition to such merger or consolidation, that the surviving corporation adopt the Plan as its plan and issue comparable options to purchase shares of its stock.

13.      Loans to Participants.

         The Company may make loans to any one or more of the Participants as authorized by the Committee, and on terms and conditions set by the Committee, for the purpose of financing the exercise of options granted under the Plan; provided, however, that the maximum aggregate amount of any such loan or loans to a Participant may not exceed the amount of the Participant's current year base salary, excluding bonuses.

14.      Amendment or Termination of Plan.

         The Committee may amend, suspend or terminate this Plan at any time and from time to time. However, without the approval of a majority in interest of the stockholders of the Company, no amendment shall be made which shall either
(i) increase the maximum number of shares of Common Stock which may be issued under the options granted under the Plan, (ii) expand the classes of persons eligible to be granted options under the Plan, (iii) change the provisions of the Plan respecting the price at which options shall be granted, or (iv) extend the term of the Plan. No amendment of the Plan shall adversely affect rights or obligations under the Plan with respect to options granted prior to such amendment. To the extent that any provision of the Plan or any terms or conditions of any qualified stock option issued under the Plan shall hereafter be determined to be in conflict with the provisions of Code Section 422, as amended from time to time, such provision, term or condition shall be amended by the Committee to bring such option into conformity with said Section.

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15.      General Provisions.

         (a) Nothing in the Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee at any time with or without cause.

         (b) No shares of Common Stock shall be issued or transferred pursuant to an option granted under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to the Company, been met.

         (c) No employee and no beneficiary or other person claiming under or through him or her shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any option except as to such shares of Common Stock, if any, as shall have been issued pursuant to the exercise of such option.

         (d) The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any general corporate purposes.

16.      Effective Date and Termination Date of Plan.

         The Plan was originally adopted by the Board of Directors of the Company on August 24, 1988. The Plan was amended and restated effective as of August 15, 1995 and again as of August 28, 1997. The Plan was amended on April 14, 1999, on August 25, 2000 at which time the termination date of the Plan was extended from August 15, 2005 to August 25, 2010, and on August 21, 2002.


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